Exhibit 99.1

YAN CHUANG GROUP INC.

SUBSCRIPTION AGREEMENT

The Investor named below, by payment of the purchase price for such Common Class B Shares, by the delivery of a check payable to YAN CHUANG GROUP INC. hereby subscribes for the purchase of the number of Common Class B Shares indicated below at a purchase of $2.00 USD per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common B Shares being subscribed for hereby.

A. INVESTMENT:               (1) Number of Shares: _____________

(2) Date of Investor's check: __________

B. REGISTRATION:

(3) Registered owner: __________

Co-Owner: __________________________________

(4) Mailing address: _________

City, State & zip:__________

(5) Residence Address (if different from above):

=================================================

(6) Birth Date: ______/______/__

(7) Employee or Affiliate: Yes ______ No ______

(8) Social Security: #: ______/____/______

U.S. Citizen [ ] Other [ ]

Co-Owner Social Security:

#: ______/______/______

U.S. Citizen [ ] Other [ ]

Corporate or Custodial:

Taxpayer ID #: ______/______/______

U.S. Citizen [ ] Other [ ]

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(9) Telephone (H) ________

(10) *email address:___________________________

*Please note that by providing your email address, you accept that all further communications between you and the Company shall be by email, unless otherwise required by law and/or the rules and regulations of any governing body of traded securities.

C. OWNERSHIP:

[ ] Individual Ownership                                           [ ] IRA or Keogh

[ ] Joint Tenants with Rights of Survivorship

[ ] Trust/Date Trust Established_______________

[ ] Pension/Trust (S.E.P.)

[ ] Tenants in Common                                           [ ] Tenants by the Entirety

[ ] Corporate Ownership                                           [ ] Partnership

[ ] Other_____________________

D. SIGNATURES

Registered Owner: _____________________________________

Co-Owner: _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _______________

Date: _____________

Signature: _______________

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MAIL TO:

____________________________________________________________________________________

FOR OFFICE USE ONLY:

Date Received: _______ Date Deposited: _______

Date Accepted/Rejected __________

Subscriber's Check Amount: _________

Check No. ___________________ Date of Check ___________

ID Provided: ___________

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